UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

GIGA-TRONICS INCORPORATED

(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2016 Giga-tronics Incorporated (“the Company”) announced the sale of its Power Meter, Amplifiers, Sensors, and legacy Signal Generator product lines to Spanawave Corporation ("Spanawave"). The product lines will transfer to Spanawave sequentially in phases beginning with certain sensor and amplifier products (effective immediately), with the final product line transfer (legacy Signal Generators) estimated to be completed in July 2016.  The Company expects to receive payments totaling $1.5 million from Spanawave over the phased transition period with one-half of the payments ($750,000) expected to be received between June and July 2016.  In addition, the Company will sell to Spanawave existing inventory for these products in phases. The Company will continue to manufacture the related products until the respective product line transfer is complete.

On January 4, 2016, the Company issued a press release announcing the sale of the product lines. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

(d) Exhibit 99.1	Press Release dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: January 6, 2016
By: /s/ Steven D. Lance
Steven D. Lance
Vice President of Finance, Chief Financial Officer